Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2016

On April 28, 2016, Cousins Properties Incorporated (“Cousins”), Parkway Properties, Inc. (“Legacy Parkway”), Parkway Properties LP (“Parkway LP”) and Clinic Sub Inc. entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Legacy Parkway merged with and into Clinic Sub Inc., a wholly owned subsidiary of Cousins, with Clinic Sub Inc. continuing as the surviving corporation and a wholly owned subsidiary of Cousins (the “Merger”). Upon consummation of the Merger, Parkway, Inc. (the “Company”) was initially a wholly owned subsidiary of Cousins. Immediately after the effective time of the Merger, in accordance with the Merger Agreement, Cousins separated the portion of its combined businesses relating to the ownership of real properties in Houston, Texas, as well as its fee-based real estate service (together with the Houston real properties, the “Houston Business”), from the remainder of the combined businesses (the “Separation”). In connection with the Separation, Cousins and the Company reorganized the businesses through a series of transactions (the “UPREIT Reorganization”), pursuant to which the Houston Business was transferred to the Company, and the remainder of the combined business was transferred to Cousins Properties LP, a Delaware limited partnership (“Cousins LP”), the operating partnership of Cousins. On the business day following the closing of the Merger, all of the outstanding shares of the Company’s common stock and the Company’s limited voting stock were distributed pro rata to the holders of Cousins common stock and Cousins limited voting preferred stock, respectively, including Legacy Parkway common and limited voting stockholders. The following unaudited pro forma combined financial statements reflect the distribution ratio of one share of the Company’s common stock for every eight shares of Cousins common stock and one share of the Company’s limited voting stock for every eight shares of Cousins limited voting preferred stock (the “Distribution Ratio”). On October 7, 2016, Cousins completed the spin-off of the Company, by distributing all of the Company’s outstanding shares of common and limited voting stock to the holders of Cousins common and limited voting preferred stock as of the record date, October 6, 2016 (the “Spin-Off”).

The following unaudited pro forma combined financial statements as of and for the year ended December 31, 2016 have been derived from the historical combined financial statements of the Company, Cousins Houston, which represents the portion of the Houston Business previously owned and operated by Cousins, and Parkway Houston, which represents the portion of the Houston Business previously owned and operated by Legacy Parkway, including Legacy Parkway’s fee-based real estate services and certain other assets previously owned by Legacy Parkway, in each case, that are in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The following unaudited pro forma combined financial statements give effect to the following:

•	the Merger, the Separation, the UPREIT Reorganization, the Spin-Off and the Distribution Ratio;

•	the Company’s post-Separation capital structure which includes proceeds from the $350 million term loan portion of the Company’s credit facility (the “Term Loan”), $150.0 million of which Parkway Operating Partnership LP, the Company’s operating partnership, retained;

•	Cousins LP’s contribution of $5 million to the Company in exchange for shares of the Company’s non-voting preferred stock, par value $0.001 per share;

•	the Company’s consummation of the sale of a 49% interest in the Greenway Plaza and Phoenix Tower properties to two investors, indirectly through a new joint venture (the “Greenway Properties joint venture”); and

•	the payoff of the $350 million Term Loan.

The unaudited pro forma combined balance sheet reflects the Separation, Spin-Off and the related transactions that occurred on October 6 and 7, 2016 and the Greenway Properties joint venture that was completed on April 20, 2017, as if they were each consummated on December 31, 2016. The unaudited pro forma combined statements of operations presented for the year ended December 31, 2016 assume the Separation, Spin-Off and the related transactions that occurred on October 7, 2016 and the Greenway Properties joint venture were each consummated on January 1, 2016. The pro forma adjustments are based on currently available information and assumptions the Company believes are reasonable, factually supportable, directly attributable to the Separation, Spin-Off and the Greenway Properties joint venture and, for purposes of the statements of operations, are expected to have a continuing impact on the Company’s business. The Company’s unaudited pro forma combined financial statements and explanatory notes present how the Company’s financial statements may have appeared had the Company completed the above transactions as of the dates noted above.

The Merger was accounted for as a “purchase,” as that term is used under accounting principles generally accepted in the United States, for accounting and financial reporting purposes. Under purchase accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Legacy Parkway as of the effective time of the Merger were recorded at their respective fair values and added to the assets and liabilities of Cousins. The separation of the assets and liabilities related to the Company’s businesses from the remainder of Cousins’ businesses in the Separation and the UPREIT Reorganization was at Cousins’ carryover basis after adjusting the Parkway Houston assets and liabilities to fair value. As a result, the Company’s future financial statements will be initially reflected at carryover basis for Cousins Houston and fair value basis for Parkway Houston.

The following unaudited pro forma combined financial statements were prepared in accordance with Article 11 of Regulation S-X using the assumptions set forth in the notes to the Company’s unaudited pro forma combined financial statements and accordingly do not include the impairment charge that the Company recognized in the quarter ended March 31, 2017 or the loss on the extinguishment of debt in the amount of approximately $7.6 million that the Company expects to recognize in the quarter ended June 30, 2017. The unaudited pro forma combined financial statements are presented for illustrative purposes only and do not purport to reflect the results the Company may achieve in future periods or the historical results that would have been obtained had the above transactions been completed on January 1, 2016 or as of December 31, 2016, as the case may be. The unaudited pro forma combined financial statements also do not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transactions described above.

The unaudited pro forma combined financial statements do not indicate results expected for any future period. The unaudited pro forma combined financial statements are derived from and should be read in conjunction with the historical combined financial statements and accompanying notes to the financial statements of the Company, Parkway Houston and Cousins Houston in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

PARKWAY, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2016

(In thousands, except share and per share data)

(Unaudited)

	December 31, 2016	Adjustments		Total
Assets
Real estate related investments:
Office properties	$1,864,668	$(1,091,510	)(A)	$773,158
Accumulated depreciation	(159,057)	120,394	(A)	(38,663)

Total real estate related investments, net	1,705,611	(971,116)		734,495
Cash and cash equivalents	230,333	284,493	(B)	514,826
Investment in unconsolidated joint ventures	—	267,141	(C)	267,141
Receivables and other assets	92,257	(49,475	)(D)	42,782
Intangible assets, net	135,694	(59,690	)(E)	76,004

Total assets	$2,163,895	$(528,647)		$1,635,248

Liabilities
Notes payable to banks, net	$341,602	$(341,602	)(F)	$—
Mortgage notes payable, net	451,577	(71,039	)(G)	380,538
Accounts payable and other liabilities	47,219	(15,919	)(H)	31,300
Accrued tenant improvements	66,104	(55,618	)(I)	10,486
Accrued property taxes	53,659	(27,571	)(J)	26,088
Unamortized below market leases, net	51,812	(30,616	)(K)	21,196

Total liabilities	1,011,973	(542,365)		469,608

Equity
Stockholders’ equity:
Common stock, $0.001 par value, 200,000,000 shares authorized and 49,110,645 shares issued and outstanding	49	—		49
Limited voting stock, $0.001 par value, 1,000,000 shares authorized and 858,417 shares issued and outstanding	1	—		1
8.00% Series A non-voting preferred stock, $100,000 liquidation preference per share, 50 shares authorized, issued and outstanding, and preferred stock, $0.001 par value, 48,999,950 shares authorized, zero issued and outstanding	5,000	—		5,000
Additional paid-in capital	1,138,151	—		1,138,151
Accumulated deficit	(14,316)	13,718	(L)	(598)

Total Parkway, Inc. stockholders’ equity	1,128,885	13,718		1,142,603
Noncontrolling interests	23,037	—		23,037

Total equity	1,151,922	13,718		1,165,640

Total liabilities and equity	$2,163,895	$(528,647)		$1,635,248

See notes to unaudited pro forma combined financial statements

PARKWAY, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(In thousands, except per share data)

(Unaudited)

	Parkway, Inc.	Cousins Houston Historical (1)	Parkway Houston Historical	Adjustments		Total
Revenues
Income from office properties	$67,550	$137,374	$83,249	$(156,178	)(a)	$131,995
Management company income	1,381	—	3,835	6,184	(b)	11,400

Total revenues	68,931	137,374	87,084	(149,994)		143,395

Expenses
Property operating expenses	32,518	58,704	39,758	(78,230	)(c)	52,750
Management company expenses	1,050	—	3,263	12,491	(d)	16,804
Depreciation and amortization	25,139	47,345	30,791	(63,838	)(e)	39,437
General and administrative	17,510	13,136	4,880	(23,134	)(f)	12,392

Total expenses	76,217	119,185	78,692	(152,711)		121,383

Operating income (loss)	(7,286)	18,189	8,392	2,717		22,012
Other income and expenses
Interest and other income	1,225	288	196	(196	)(g)	1,513
Gain (loss) on extinguishment of debt	—	—	154	(8,552	)(h)	(8,398)
Equity in loss	—	—	—	(6,332	)(i)	(6,332)
Interest expense	(8,007)	(6,021)	(10,010)	7,173	(j)	(16,865)

Income (loss) before income taxes	(14,068)	12,456	(1,268)	(5,190)		(8,070)
Income tax expense	(453)	—	(1,113)	—		(1,566)

Net income (loss)	(14,521)	12,456	(2,381)	(5,190)		(9,636)
Net (income) loss attributable to noncontrolling interests	299	—	—	(98	)(k)	201

Net income (loss) attributable to controlling interests	(14,222)	12,456	(2,381)	(5,288)		(9,435)
Dividends on preferred stock	(94)	—	—	(306	)(l)	(400)

Net income (loss) attributable to common stockholders	$(14,316)	$12,456	$(2,381)	$(5,594)		$(9,835)

Weighted average shares outstanding—basic						49,111 (m)

Weighted average shares outstanding—diluted						50,137 (m)

Weighted average earnings per share—basic						$(0.20)

Weighted average earnings per share—diluted						$(0.20)

(1)	Certain of Cousins Houston historical balances have been reclassified to conform with Parkway Houston historical balances.

See notes to unaudited pro forma combined financial statements

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Pro forma adjustments to the Unaudited Pro Forma Combined Balance Sheet

The unaudited pro forma combined balance sheet as of December 31, 2016 reflects the following pro forma adjustments:

A.	Real estate related investments, net

The pro forma adjustment represents the deconsolidation of Greenway Plaza and Phoenix Tower.

B.	Cash and cash equivalents

The pro forma adjustment represents net proceeds received by the Company from the Greenway Properties joint venture. Lender-held reserves of approximately $37.9 million are reflected in Investment in unconsolidated joint ventures.

C.	Investment in unconsolidated joint ventures

The pro forma adjustment represents the initial investment in the Greenway Properties joint venture using the equity method.

D.	Receivables and other assets

The pro forma adjustment represents the deconsolidation of Greenway Plaza and Phoenix Tower.

E.	Intangible assets, net

The pro forma adjustment represents the deconsolidation of Greenway Plaza and Phoenix Tower.

F.	Note payable to banks, net

The pro forma adjustment represents the payoff of the $350.0 million Term Loan, net of deferred financing costs of $8.4 million.

G.	Mortgage notes payable, net

The pro forma adjustment represents the deconsolidation of the Phoenix Tower mortgage.

H.	Accounts payable and other liabilities

The pro forma adjustment represents the deconsolidation of Greenway Plaza and Phoenix Tower.

I.	Accrued tenant improvements

The pro forma adjustment represents the deconsolidation of Greenway Plaza and Phoenix Tower.

J.	Accrued property taxes

The pro forma adjustment represents the deconsolidation of Greenway Plaza and Phoenix Tower.

K.	Unamortized below market leases, net

The pro forma adjustment represents the deconsolidation of Greenway Plaza and Phoenix Tower.

L.	Accumulated deficit

The pro forma adjustment represents the deconsolidation of Greenway Plaza and Phoenix Tower and the initial investment in the Greenway Properties joint venture.

Pro forma adjustments to the Unaudited Pro Forma Combined Statements of Operations

a.	Income from office properties

The pro forma adjustment represents the following items: (i) the elimination of historical income from office properties for Greenway Plaza and Phoenix Tower as a result of the deconsolidation, (ii) the elimination of historical straight-line rents and historical amortization of above- and below-market rents associated with CityWestPlace and San Felipe Plaza leases as a result of the Merger, and (iii) the pro forma adjustment for CityWestPlace and San Felipe Plaza for straight-line rents and pro forma amortization of above- and-below market rents as a result of the Merger. The entire lease terms were used to calculate the pro forma adjustments for straight-line rent and amortization of above- and below-market rent. No early termination options in leases were accounted for in lease terms because leases including such options contain penalties substantial enough that the continuation of such leases appears, at inception, to be reasonably assured.

The following table summarizes the adjustments made to income from office properties for the Company for the year ended December 31, 2016 (in thousands):

Elimination of historical income from office properties – Greenway Plaza and Phoenix Tower	$(155,476)
Elimination of historical straight-line rents and amortization of above- and below-market-rents for CityWestPlace and San Felipe Plaza	(8,425)
Pro forma straight-line rent and amortization of above- and below-market rents	7,723

Pro forma adjustment	$(156,178)

b.	Management company income

The pro forma adjustment relates to the additional management company income related to the management fees expected to be earned by the Company from the Greenway Properties joint venture.

c.	Property operating expenses

The pro forma adjustment represents the elimination of historical property operating expenses for Greenway Plaza and Phoenix Tower as a result of the deconsolidation of these properties.

d.	Management company expenses

The pro forma adjustment relates to the additional management company expense related to the management fees expected to be earned by the Company from the Greenway Properties joint venture.

e.	Depreciation and amortization

The pro forma adjustment represents the following items: (i) the elimination of historical depreciation and amortization for Greenway Plaza and Phoenix Tower as a result of the deconsolidation, (ii) the elimination of historical depreciation and amortization for CityWestPlace and San Felipe Plaza as a result of the Merger, and (iii) the pro forma adjustment for CityWestPlace and San Felipe Plaza for depreciation and amortization as a result of the Merger.

The following table summarizes the adjustments made to depreciation and amortization for the Company for the year ended December 31, 2016 (in thousands):

Historical depreciation and amortization – Greenway Plaza and Phoenix Tower	$(54,875)
Historical depreciation and amortization – CityWestPlace and San Felipe Plaza	(26,009)
Pro forma depreciation and amortization – CityWestPlace and San Felipe Plaza	17,046

Pro forma adjustment	$(63,838)

f.	General and administrative

The pro forma adjustment represents the following items: (i) the elimination of transaction costs of $17.8 million that were incurred by the Company and Cousins Houston related to the Spin-Off and (ii) pro forma adjustment for general and administrative expenses related to the Greenway Properties joint venture of approximately $5.4 million.

g.	Interest and other income

The pro forma adjustment represents the elimination of the interest income related to Legacy Parkway’s preferred equity investment in ACP Peachtree Center Manager, LLC, which was not assigned to or assumed by the Company in connection with the Separation, the UPREIT Reorganization, and the Spin-Off.

h.	Gain (loss) on extinguishment of debt

The pro forma adjustment represents the following items: (i) recognition of a loss on extinguishment of debt related to the payoff of the $350.0 million Term Loan and (ii) elimination of the gain on extinguishment of debt related to the payoff in full of the $114.0 million mortgage debt secured by CityWestPlace I & II.

The following table summarizes the adjustments made to gain (loss) on extinguishment of debt for the Company for the year ended December 31, 2016 (in thousands):

Recognition of a loss on extinguishment of debt related to the payoff of the $350.0 million Term Loan	$(8,398)
Elimination of historical gain on extinguishment of debt related to the payoff of the $114.0 million mortgage loan secured by CityWestPlace I & II	(154)

Pro forma adjustment	$(8,552)

i.	Equity in loss

The pro forma adjustment represents the equity in loss for the Greenway Properties joint venture. The pro forma adjustment also includes the adjustment for straight-line rents, pro forma amortization of above- and-below market rents, and pro forma depreciation and amortization of assigned values of tangible and intangible assets of the Greenway Properties joint venture.

j.	Interest expense

The pro forma adjustment represents the following items: (i) the elimination of historical interest expense for the mortgage loan associated with Phoenix Tower due to its deconsolidation, (ii) the elimination of historical interest expense as a result of the payoff of the $350.0 million Term Loan, (iii) the elimination of historical interest expense for the mortgage loan associated with CityWestPlace I & II, (iv) the elimination of historical mortgage interest premium amortization for CityWestPlace and San Felipe Plaza and (v) the pro forma adjustment for the mortgage interest premium amortization for CityWestPlace and San Felipe Plaza (in thousands):

Historical interest expense – Phoenix Tower	$(3,243)
Historical interest expense – $350.0 million Term Loan	(3,779)
Historical interest expense – CityWestPlace I & II	(1,874)
Historical mortgage interest premium – CityWestPlace and San Felipe Plaza	(1,544)
Pro forma adjustment mortgage interest premium amortization – CityWestPlace and San Felipe Plaza	3,267

Pro forma adjustment	$(7,173)

k.	Noncontrolling interest

Represents the adjustment to allocate net income to limited partners of Parkway LP.

l.	Dividends on non-voting preferred stock

Represents the pro forma dividend on the $5 million non-voting preferred stock, with an 8.00% per annum stated dividend rate.

m.	Weighted average shares

The following table summarizes the pro forma weighted average shares of the Company’s common stock outstanding as if the Spin-Off occurred on January 1, 2016 (in thousands):

Weighted average shares of common stock—basic	49,111
Effect of conversion and exchange of OP units in Parkway LP	1,026

Weighted average shares of the Company’s common stock—diluted	50,137